UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2023

EVmo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39132	81-3028414
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2301 North Sepulveda Boulevard Manhattan Beach, California	90266
(Address of registrant’s principal executive offices)	(Zip code)

(310) 926-2643

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 7, 2023, EVmo, Inc., a Delaware corporation (the “Company”), issued a press release relating to its execution of a letter of intent (the “LOI”) to merge with micromobility.com, Inc., a Delaware corporation whose common stock is listed for trading on the Nasdaq Stock Market under the ticker symbol “MCOM”. As contemplated by the LOI, the Company will merge with and into a newly-formed subsidiary of MCOM and Company shareholders will receive common shares of MCOM in a stock-for-stock exchange at a ratio that is yet to be determined.

After the merger, it is expected that the Company will continue to exist as a wholly-owned subsidiary of MCOM and that Company shareholders will comprise a meaningful minority equity percentage of the consolidated company. The parties have agreed in the LOI to negotiate in good faith toward the completion and execution of a definitive merger agreement that will, among other terms and commitments, set forth the share exchange ratio. The parties have also agreed to collaborate on the drafting of a registration statement on Form S-4 (the “S-4”), which will relate to the issuance of equity securities as merger consideration, and its filing with the Securities & Exchange Commission (the “SEC”).

The proposed merger is subject to several conditions, including, among other things, satisfactory due diligence having been performed by each party, approval of each party’s respective board of directors, the absence of any material adverse change occurring since the date the LOI was signed, the S-4 having been granted effectiveness by the SEC, and the execution of the definitive merger agreement and related agreements by both parties.

The merger documents are expected to be completed and signed within 30 days of the date of the LOI and the parties expect to complete the transaction after the satisfaction of the conditions thereto, specifically within 60 days after the filing of the S-4 with the SEC.

A copy of the press release is filed as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of EVmo, Inc. dated June 7, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2023	EVmo, Inc.

	By:	/s/ Stephen M. Sanchez
	Name:	Stephen M. Sanchez
	Title:	Chief Executive Officer